EXHIBIT 10.18
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                              CONSULTING AGREEMENT
                              --------------------


            This agreement ("Agreement") entered into and made effective as of May 21, 2004 (the "Effective Date"), by and between CDKNET.COM, Inc., a Delaware corporation (the "Company") and Andreas Typaldos ("Consultant").

                                   WITNESSETH
                                   ----------

            WHEREAS, the parties have agreed to establish a business relationship in which Consultant will provide services to the Company upon the terms and conditions specified herein.

            NOW, THEREFORE, in consideration of the above premises and the mutual promises and covenants contained herein, the parties agree as follows:


         1. SCOPE OF SERVICES
            -----------------

            a. Engagement; Services. The Company hereby engages Consultant, and Consultant accepts such engagement, to provide certain services to the Company as shall be reasonably assigned to him by the Company from time to time. The services to be provided by Consultant as set forth above are hereinafter referred to as "Services."


         2. COMPENSATION
            ------------

            a. Compensation. For satisfactory performance of the Services, and as full and complete consideration for the rendition of the Services and ownership of all rights thereto, the Company agrees to pay Consultant a monthly fee of $15,000, provided such fees will be accrued and not paid until the Company has secured at least $1 million of equity financing after May 21, 2004 .

            b. If at any time within 3 years after the date of this Agreement, the Company is the subject of a dispositive transaction such as (i) a merger or consolidation of the Company with one or more other entities resulting in a change in control of the Company; (ii) the sale, lease or other disposition of all or substantially all of the Company's assets; (iii) a sale of shares of the Company's capital stock constituting at least 50% of the outstanding shares of capital stock, and the aggregate consideration received by the Company, or by the shareholders of the Company, as the case may be, is at least $200,000,000, then the Company shall pay a fee to Consultant in the amount which is ten percent (10%) of the aggregate consideration received in such transaction. If the consideration is payable in shares of stock or other property, then the fee due to Consultant shall be payable in kind, valued on the same basis as the consideration is valued in such transaction. The fee shall be payable concurrently with the closing of such transaction.

         3. TERM OF AGREEMENT
            -----------------

            a. Term. This Agreement shall become effective as of the Effective Date and continue for three (3) years thereafter (the "Term").

            b. If Consultant commits a material default of this Agreement and such default is not cured within 60 days following notice of such default to Consultant (which notice shall specify the details of such default), the Company may terminate this Agreement upon written notice to Consultant.

            c. Termination by Consultant. The Consultant may terminate this Agreement at any time by providing the Company with 10 days' prior written notice thereof.

         4. OWNERSHIP OF WORK PRODUCT
            -------------------------

            a. Ownership. Consultant acknowledges that any and all work product and all rights therein generated by Consultant as a result of performing the Services hereunder, together with any intellectual property right, including, but not limited to, patent, trade secret and copyright related thereto, shall be solely owned by and shall vest immediately in the Company without any reservation of any right by Consultant. The parties expressly acknowledge that such work was ordered or commissioned by the Company, and further agree that all such work shall be considered a work made for hire within the meaning of the copyright laws of the United States and that the Company is entitled to the copyrights and all other rights therein, throughout the world, including, but not limited to, the right to make changes therein and such uses thereof as the Company may in its sole discretion determine.

            b. Grant of Rights. If for any reason whatsoever, any work product generated by Consultant as a result of performing the Services hereunder, is not considered a work for hire within the meaning of the copyright laws of the United States, then Consultant hereby grants and assigns to the Company, its successors and assigns, all of its right, title and interest in and to the work, including, but not limited to, the exclusive rights specified by 17 U.S.C.
section 106 as in effect and hereafter amended (and any renewal, extension or reversion of copyrights now or hereafter provided), therein, throughout the world, and all other rights therein of any nature whatsoever, whether now known or hereafter devised.

            c. Reasonable Assistance. Consultant shall provide the Company and any entity designated by the Company, reasonable assistance, at Consultant's expense, required to perfect the rights granted to the Company in this Agreement. This assistance includes, but is not limited to, obtaining from personnel who are not employees of Consultant but who will be engaged by Consultant to assist Consultant in performing its obligations hereunder, prior to providing such assistance, an assignment to the Company of all of such parties' right, title and interest in such work, including but not limited to, the exclusive rights specified by 17 U.S.C. section 106 as in effect and hereafter amended (and any renewal, extension or reversion of copyrights now or hereafter provided), therein, throughout the world, and all other rights therein of any nature whatsoever, whether now known or hereafter devised.

            d. All tangible materials and intellectual property, including, but not limited to, trade secrets, ideas, discoveries or inventions developed or conceived by Consultant in the course of rendering the Services shall be the property of the Company, and Consultant shall not challenge or dispute the Company's ownership thereof.

            The provisions of this Article, 4. OWNERSHIP OF WORK PRODUCT, shall survive the termination or expiration of this Agreement.

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

         5. CONFIDENTIALITY: RETURN OF DATA
            -------------------------------

            a. Confidential or Proprietary Information. Consultant shall hold confidential and shall not, directly or indirectly, disclose, publish, or use for the benefit of itself or any third party, any "Confidential or Proprietary Information" of the Company, without first having obtained the Company's written consent to such disclosure or use. "Confidential or Proprietary Information" shall mean any and all information disclosed to, or otherwise acquired or observed by, Consultant from the Company, relating to any confidential information revealed to Consultant in connection with this Agreement. Consultant shall permit access to Confidential or Proprietary Information only to those individuals that prior to access have signed a statement acknowledging his or her familiarity with this Article 5 and by signing such acknowledgment shall recognize that the Company, which would be irreparably injured by reason of any unauthorized use or disclosure, shall have a direct right of action against him or her, and his/her present and future employer, and consents to be injunctive restraint in addition to money damages for any unauthorized use or disclosure. This restriction shall not apply if the information shall have become public knowledge without fault on the part of Consultant (or any third party under no such obligation of confidentiality) or to disclosures required by applicable law.

            b. Return of Data. Consultant shall immediately return to the Company any and all Confidential or Proprietary Information (and any copies thereof in Consultant's possession or control) which may have been in tangible form, as the Company may from time to time request.

            The provisions of this Article, 5. CONFIDENTIALITY: RETURN OF DATA, shall survive the termination or expiration of this Agreement.

         6. NON-COMPETITION; NON-DISPARAGEMENT
            ----------------------------------

            a. Consultant, during the Term and for a period of twelve (12) months thereafter, shall not, directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any capacity whatsoever, engage in any business activity that is competitive in any way with the business activity of the Company or any of its affiliates or any activity that is under development or active and serious consideration for development by the Company and is reasonably likely to develop during the Term into a material portion of the Company's overall business within the United States and any other geographical area in which the Company or any of its affiliates engage in such business. Nothing herein shall prevent the Executive from: (i) a passive ownership interest of not more than five percent (5%) of the total outstanding stock of a publicly held company; or (ii) engaging in any activity with the prior written consent of the Company's board of directors.

            b. Consultant agrees that during the Term and for a period thereafter of twelve (12) months the Consultant shall not, directly or indirectly, either for himself or for any other person or entity: (i) hire, retain, recruit, solicit or induce any: (A) non-clerical employee of the Company or any affiliate, to terminate (or otherwise reduce) their relationship with the Company or any affiliate or (B) former non-clerical employee whose employment with the Company or any affiliate terminated within six (6) months of such solicitation or contact, for the purpose of employing or making use of the services of such individual; (ii) solicit or induce any person or entity (including, without limitation, any customer or supplier) to terminate, or otherwise to cease, reduce, or diminish in any way its relationship (or prospective relationship) with the Company or any affiliate; or (iii) make any disparaging statements concerning the Company or

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

any affiliate or their officers, directors or employees, to the public or any vendor, supplier, customer, distributor, employee, consultant or other business associate of the Company or affiliate.

            c. Notwithstanding the foregoing, if at any time a court holds that the restrictions provided herein are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court shall be substituted for the stated period, scope or area provided herein.

            d. In the event of a breach or potential breach of this Section 6, the Consultant acknowledges that the Company and its affiliates will be caused irreparable injury and that money damages may not be an adequate remedy and agree that the Company and its affiliates shall be entitled to injunctive relief (in addition to its other remedies at law) to have the provisions of this
Section 6 enforced.

         7. INDEPENDENT CONTRACTOR
            ----------------------

            a. Independent Contractor Status. Consultant is retained by the Company solely for the purposes and to the extent set forth in this Agreement, and it is expressly understood between the parties that Consultant's relationship to the Company shall, during the period of Consultant's rendering of the Services hereunder, be that of an independent contractor.

         8. MISCELLANEOUS PROVISIONS
            ------------------------

            a. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be either (i) delivered personally by hand, (ii) sent by registered or certified mail, return receipt requested, or (iii) sent by a recognized qualified overnight delivery service (e.g., Federal Express). All such notices shall be sent to the addresses of each party as set forth in this Agreement or to such other address or addresses as shall be designated in writing in the same manner. All notices shall be deemed to have been given when received.

            b. Waiver. Any waiver, alteration or modification of any of the provisions in this Agreement, or cancellation or replacement of this Agreement, shall not be valid unless in writing and signed by the parties.

            c. Remedies. Except as otherwise provided herein, no remedy made available to either party hereto by any of the provisions of this Agreement is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or existing at law or in equity.

            d. LIMITED LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY BREACH THEREOF. A BREACHING PARTY'S TOTAL LIABILITY TO A NON-BREACHING PARTY FOR ANY BREACH OF THIS AGREEMENT AND/OR THE BREACHING PARTY'S OBLIGATIONS HEREUNDER, SHALL BE LIMITED TO THE TOTAL CONSIDERATION TO BE PAID TO CONSULTANT FOR THE SERVICES PROVIDED UNDER THIS AGREEMENT.

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

            e. Entire Agreement. This Agreement contains the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements pertaining to the subject matter hereof.

            f. Forum; Choice of Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey applicable to agreements entered into and performed wholly within the State of New Jersey, and without regard to New Jersey's conflict of law principles. All disputes arising out of or in connection with this Agreement shall be solely and exclusively resolved by a court of competent jurisdiction in the State of New Jersey. Consultant expressly consents to the jurisdiction of the courts of the State of New Jersey and the Federal District Court for the district of New Jersey, and waives any objections or rights as to the forum non conviens, lack of personal jurisdiction or similar grounds with respect to any dispute relating to this Agreement.

            g. Severability. The invalidity or enforceability of any term, provision or clause of this Agreement (or any portion thereof) shall in no way impair or affect the validity or enforceability of any other term, provision or clause of this Agreement, all of which shall remain in full force and effect.

            IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the Effective Date written below.

                                        CDKNET.COM, INC

                                        By:  /s/ Steven A. Horowitz
                                            ------------------------------------

                                        Name: Steven A. Horowitz
                                              ----------------------------------

                                        Title:    CEO
                                              ----------------------------------



                                        CONSULTANT

                                        /s/ Andreas Typaldos
                                        ----------------------------------------
                                        ANDREAS TYPALDOS








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